As filed with the Securities and Exchange Commission on August 29, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________

FORM S-8
Registration Statement
Under
the Securities Act of 1933
_______________________________

Fortrea Holdings Inc.
(Exact name of registrant as specified in its charter)
_______________________________

	Delaware	92-2796441
	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

	8 Moore Drive Durham, North Carolina 27709 (Address of Principal Executive Offices)	27709 (Zip Code)

Amended and Restated Fortrea Holdings Inc. 2025 Inducement Award Plan
(Full title of the plans)

Stillman Hanson General Counsel Fortrea Holdings Inc.
8 Moore Drive
Durham, North Carolina 27709
(Name and address of agent for service)

+1 (877) 495-0816
(Telephone number, including area code, of agent for service)

With a copy to:
Amy M. Batten, Esq. Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. 150 Fayetteville Street, Suite 2300 Raleigh, NC 27601 (919) 821-1220
_______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company
_______________________________
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
_______________________________

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This Registration Statement on Form S-8 is being filed by Fortrea Holdings Inc. (the “Company”) to register 5,000,000 shares of the Common Stock of the Company, $0.001 par value per share (the “Common Stock”), issuable under the Amended and Restated Fortrea Holdings Inc. 2025 Inducement Award Plan, as may be amended from time to time (the “A&R Inducement Plan”). The A&R Inducement Plan provides for, among other things, the grant of awards of options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards to eligible grantees. The Company will provide all participants in the A&R Inducement Plan with the applicable document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement on Form S-8 (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information the Company files with the Commission, which means that the Company can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the Commission will update and supersede this information. The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 3, 2025;
(b)The Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, filed with the Commission on May 12, 2025, and June 30, 2025, filed with the Commission on August 6, 2025, respectively;
(c)The Company’s Current Reports on Form 8-K filed with the Commission on February 21, 2025, March 10, 2025, May 12, 2025, May 15, 2025, June 11, 2025, June 12, 2025, June 12, 2025, and August 27, 2025;
(d)The description of the Company’s Common Stock contained in the information statement filed as Exhibit 99.1 to Amendment No. 2 to the Company’s registration statement on Form 10 filed on June 8, 2023 (File No. 001-41704), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.4 to the Company’s Annual Report of Form 10-K for the year ended December 31, 2024, filed with the Commission on March 3, 2025.

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The Company is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities being registered by this Registration Statement will be passed upon for the Company by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina

ITEM 8. EXHIBITS
The exhibits below are filed or furnished as a part of this report and are incorporated herein by reference.

			INCORPORATED BY REFERENCE
EXHIBIT NO.	DESCRIPTION	Filed Herewith	FORM	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Fortrea Holdings Inc.		8-K	001-41704	3.1	3-Jul-23
4.2	Certificate of Designations of Series A Preferred Stock of Fortrea Holdings Inc., as filed with the Secretary of State of the State of Delaware on June 12, 2025.		8-K	001-41704	3.1	12-Jun-25
4.3	Rights Agreement, dated as of June 11, 2025 between Fortrea Holdings Inc. and Equiniti Trust Company, LLC, as rights agent.		8-K	001-41704	4.1	12-Jun-25
4.4	Amended and Restated By-Laws of Fortrea Holdings Inc		8-K	001-41704	3.2	3-Jul-23
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.	X
23.1	Consent of Deloitte & Touche, an independent registered accounting firm.	X
23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.1).	X
24.1	Powers of Attorney (included on the signature page of the Registration Statement).	X
99.1	Amended and Restated Fortrea Holdings Inc. 2025 Inducement Award Plan.	X
107	Filing Fee Table	X

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on August 29, 2025.

FORTREA HOLDINGS INC.
By:	/s/ Anshul Thakral
Name: Anshul Thakral
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 29, 2025, each person whose signature appears below appoints Anshul Thakral, Stillman Hanson and Jill McConnell, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Anshul Thakral	President, Chief Executive Officer and Director (Principal Executive Officer)
Anshul Thakral

/s/ Jill McConnell	Chief Financial Officer (Principal Financial Officer)
Jill McConnell

/s/ Robert A. Parks	Chief Accounting Officer
Robert A. Parks	(Principal Accounting Officer)

/s/ Peter Neupert	Chairman of the Board of Directors
Peter Neupert

/s/ Edward Pesicka	Director
Edward Pesicka

/s/ Dr. Amrit Ray	Director
Dr. Amrit Ray

/s/ Erin L. Russell	Director
Erin L. Russell

/s/ Machelle Sanders	Director
Machelle Sanders

/s/ David Smith	Director
David Smith